UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NEPHROS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 25, 2009

Nephros, Inc.
41 Grand Avenue
River Edge, New Jersey 07661

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 22, 2009

To The Stockholders of Nephros, Inc.:

The Annual Meeting of Stockholders of Nephros, Inc., a Delaware corporation, will be held at the Crown Plaza Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on Thursday, October 22, 2009 at 10:00 a.m., Eastern time, for the following purposes:

•	to elect one Director to serve for a three-year term expiring in 2012;
•	to amend our Fourth Amended and Restated Certificate of Incorporation to increase the authorized shares of our capital stock from 65,000,000 to 95,000,000 shares and to increase the authorized shares of our common stock from 60,000,000 to 90,000,000 shares;
•	to ratify the appointment of Rothstein Kass & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and
•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on September 18, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Our Annual Report on Form 10-K was amended by a Form 10-K/A filed on April 30, 2009. We are not providing a copy of the Form 10-K/A because this proxy statement contains all of the information contained in the Form 10-K/A except that the Principal Stockholder Table in this proxy statement is as of August 31, 2009 whereas the table in Item 12 of the Form 10-K/A was as of March 31, 2009.

IMPORTANT — YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors
Ernest A. Elgin III President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 22, 2009: This proxy statement and our Annual Report on Form 10-K for the 2008 fiscal year are available at: www.nephros.com

Nephros, Inc.
41 Grand Avenue
River Edge, New Jersey 07661

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
October 22, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of Nephros, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held at the Crown Plaza Hotel, 401 South Van Brunt Street, Englewood, New Jersey, at 10:00 a.m. Eastern time, on Thursday, October 22, 2009, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 41 Grand Avenue, River Edge, New Jersey 07661. Copies of this proxy statement and accompanying proxy card were mailed to stockholders on or about September 25, 2009.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (Attention: Gerald J. Kochanski, Corporate Secretary), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of one Class II Director nominee identified herein;
(2)	FOR the approval of the amendment to our Fourth Amended and Restated Certificate of Incorporation increasing the authorized shares of our capital stock from 65,000,000 shares to 95,000,000 shares and increasing the authorized shares of our common stock from 60,000,000 shares to 90,000,000 shares;
(3)	FOR ratification of the appointment of Rothstein Kass & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and
(4)	in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

In accordance with Delaware law, broker non-votes, abstentions and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions, withheld votes and broker non-votes, if any, are not treated under Delaware law as votes cast and, therefore, will have no effect on the voting on the election of directors or the ratification of the appointment of auditors. However, approval of the amendment of our Fourth Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of being a vote against the proposal.

Record Date

Only the holders of record of our common stock at the close of business on the record date, September 18, 2009, are entitled to notice of and to vote at the meeting. On the record date, 41,604,798 shares of our common stock were outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Director Independence

Although our common stock is no longer listed on NYSE Alternext US LLC (formerly, the American Stock Exchange or “AMEX”) our Board of Directors complies with the AMEX listing standards and reviews all commercial and other relationships of each director in making its determination as to the independence of its directors. After such review, the Board has determined that each of Mr. Amron, Mr. Centella, Mr. Mieyal and Mr. Scibetta qualifies as independent under the requirements of the AMEX listing standards. Mr. Elgin is not independent due to his position as our President and Chief Executive Officer.

Director Classes

Our board of directors is divided into three classes, each class as nearly equal in number as practicable. Each year, one class is elected to serve for three years. At our annual meeting, one Class II director will be elected for a term of three years, expiring in 2012, or until his successor is elected and qualified. The Class II director standing for re-election in 2009 and his respective biographical summary is:

Nominee

Name	Age (as of 8/31/09)	Director Since	Business Experience For Last Five Years
Paul A. Mieyal	39	2007	Paul A. Mieyal has served as a director of our company since September 2007. Dr. Mieyal has been a Vice President of Wexford Capital LP since October 2006. From January 2000 through September 2006, he was Vice President in charge of healthcare investments for Wechsler & Co., Inc., a private investment firm and registered broker-dealer. Dr. Mieyal is also a director of Nile Therapeutics, Inc. Dr. Mieyal received his Ph.D. in pharmacology from New York Medical College, a B.A. in chemistry and psychology from Case Western Reserve University, and is a Chartered Financial Analyst.

Vote Required

The nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Stockholders do not have cumulative voting rights. Your vote may be cast for or withheld from each nominee.

Our Board of Directors has unanimously approved and recommends that stockholders vote “FOR” the election of the Class II director nominee listed above.

PROPOSAL NO. 2 —

AMENDMENT OF OUR
CERTIFICATE OF INCORPORATION

Our Board of Directors has unanimously determined that it is advisable to amend our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock from 65,000,000 to 95,000,000 and increase the number of authorized shares of our common stock from 60,000,000 to 90,000,000. No other changes to our Fourth Amended and Restated Certificate of Incorporation have been approved or are being proposed by our Board.

Currently, our Fourth Amended and Restated Certificate of Incorporation authorizes an aggregate of 65,000,000 shares of capital stock. These shares consist of 60,000,000 shares of common stock and 5,000,000 shares of preferred stock. The preferred stock may be issued in such classes and series with such rights and privileges as our Board of Directors may determine. As of August 31, 2009, no shares of preferred stock were issued and outstanding. As of August 31, 2009, we had 41,340,017 shares of common stock issued and outstanding and 16,583,944 shares of common stock reserved for future issuance under currently outstanding options and warrants. This leaves only 2,076,039 shares of common stock available for future issuance.

We believe that an increase in the number of authorized shares of our common stock is prudent in order to assure that a sufficient number of shares of common stock is available for issuance in the future if our Board of Directors deems it to be in our and our stockholders’ best interests. A total of an additional 30,000,000 shares of common stock has been determined by our Board to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our common stock. Immediately following this increase, if approved, we will have 32,076,039 shares of common stock authorized but unissued and available for issuance.

The remaining authorized but unissued shares of common stock will be available for issuance from time to time as our Board of Directors may deem advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions, in-licensing of new products, collaborative transactions and the issuance or reservation of common stock for management stock options and other equity-based compensation. Our Board will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized shares of capital stock. If in a particular transaction stockholder approval were required by law, applicable stock exchanges or markets, or were otherwise deemed advisable by the Board, then we would present the matter to our stockholders for their approval notwithstanding that we might have the requisite number of voting shares to consummate the transaction.

As we have disclosed in our filings with the SEC, we need funds for future operations. On July 24, 2009, we sold an aggregate of 1,345,161 shares of our common stock and warrants to purchase an aggregate of 672,581 shares of our common stock in a private placement. We will continue to actively seek to raise additional funds through the sale of equity or convertible debt securities. However, we believe we do not have sufficient shares authorized at this time to accommodate any such future financings and would expect to need to use the increased authorized but unissued shares for such future financings. We believe it prudent to have additional shares of common stock available in case favorable financing terms present themselves. While we have no current plans to issue any of the shares that would be authorized should this proposal be approved by our stockholders, we reserve the right to use any of the increased shares if deemed advisable by our Board at the time and in the manner approved by the Board.

The increase in authorized shares of common stock will not alter our current number of issued shares of common stock. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

Our stockholders will not realize any dilution in their percentage of ownership of our company or their voting rights as a result of the increase. However, issuances of significant numbers of additional shares of common stock in the future (i) will dilute stockholders’ percentage ownership of our company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The proposed increase in our authorized capital stock, under certain circumstances, could have an anti-takeover effect, although this is not the intent of our Board of Directors. For example, it could be possible for our Board of Directors to delay or impede a takeover or change in control of our company by causing additional shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not our or our stockholders’ best interests. The increased authorized capital stock therefore could have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital stock could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. Further, the increased authorized capital could have the effect of permitting our management, including our Board, to retain its position, and place it in a better position to resist changes that stockholders might wish to make if they are dissatisfied with the conduct of our business. Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of our company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The text of the amendment to our Fourth Amended and Restated Certificate of Incorporation is attached to this proxy statement as Exhibit A. If the amendment to our Fourth Amended and Restated Certificate of Incorporation is approved by the stockholders, it will become effective once it is filed with the Secretary of State of Delaware, which we intend to do as soon after approval as possible.

Vote Required

Approval of the amendment to our Fourth Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of being a vote against the proposal. A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under exchange listing or other applicable standards, does not have discretionary authority to vote on a proposal.

The Board of Directors unanimously recommends that you vote “FOR” the Approval of the Amendment to our Fourth Amended and Restated Certificate of Incorporation.

PROPOSAL NO. 3 —

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Rothstein Kass & Company, P.C., to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. The Board of Directors has ratified this appointment and recommends that the stockholders ratify this appointment. If the appointment of Rothstein Kass & Company, P.C. is not ratified by the stockholders, the Audit Committee will reconsider, but might not change, its selection.

Rothstein Kass & Company, P.C. has audited our consolidated accounts since July 2007, and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company in any capacity other than that of serving as independent registered public accounting firm. Representatives of Rothstein Kass & Company, P.C. are expected to attend the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Rothstein Kass & Company, P.C.

Our Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of Rothstein Kass & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

OTHER INFORMATION

Principal Stockholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of August 31, 2009 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed in the Summary Compensation Table below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our executive officers, directors and principal stockholders and from Schedules 13G and Forms 4 filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options and warrants that may be exercised within 60 days after August 31, 2009 for purposes of computing the percentage of common stock owned by such person, but not for purposes of computing the percentage owned by any other person. Unless otherwise noted, the address for each person listed is 41 Grand Avenue, River Edge, New Jersey 07661. Applicable percentages are based on 41,340,017 shares outstanding on August 31, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of class(1)
Lambda Investors LLC(2)	21,572,432	44.5%
Stagg Capital Group LLC(3)	3,749,558	9.1%
AFS Holdings One LLC(4)	3,150,597	7.6%
Arthur H. Amron(5)	10,000	*
Lawrence J. Centella(6)	63,410	*
Ernest A. Elgin, III(7)	187,500	*
Gerald J. Kochanski(8)	62,500	*
Paul A. Mieyal(9)	10,000	*
James S. Scibetta(10)	20,001	*
All executive officers and directors as a group(6) – (10)	165,911	*

*	Represents less than 1% of the outstanding shares of our common stock.
(1)	Percentages are based on 41,340,017 shares of common stock issued and outstanding as of August 31, 2009.
(2)	Based in part on information provided in Schedule 13D filed on October 1, 2007. The shares beneficially owned by Lambda Investors LLC may be deemed beneficially owned by Wexford Capital LLC, which is the managing member of Lambda Investors LLC, by Charles E. Davidson in his capacity as chairman and managing member of Wexford Capital LLC and by Joseph M. Jacobs in his capacity as president and managing member of Wexford Capital LLC. The address of each of Lambda Investors LLC, Wexford Capital LLC, Mr. Davidson and Mr. Jacobs is c/o Wexford Capital LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830. Each of Wexford Capital LLC, Mr. Davidson and Mr. Jacobs disclaims beneficial ownership of the shares of Common Stock owned by Lambda Investors LLC except, in the case of Mr. Davidson and Mr. Jacobs, to the extent of their respective interests in each member of Lambda Investors LLC. Includes 7,190,811 shares issuable on or prior to November 14, 2012 upon exercise of warrants held by Lambda Investors LLC having an exercise price of $0.90 per share.
(3)	Based in part on information provided in Schedule 13/D filed with the SEC on August 21, 2008. Stagg Capital Group, LLC (“Stagg Capital”) serves as the investment advisor to an investment fund that holds the shares and Scott A. Stagg is the managing member of Stagg Capital. By reason of such relationships, Stagg Capital and Mr. Stagg may be deemed to be indirect beneficial owners of the shares.
(4)	Based in part on information provided in Schedule 13G filed with the SEC on January 8, 2009 by AFS Holdings One LLC. AFS reported that it beneficially owns 3,150,597 shares of our common stock and has sole voting and dispositive power with respect to those shares.

(5)	Mr. Amron’s address is c/o Wexford Capital LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830. The shares identified as being beneficially owned by Mr. Amron consist of 10,000 shares issuable upon exercise of options granted under the 2004 Plan. Does not include 5,000 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but will not vest within 60 days of August 31, 2009.
(6)	The shares identified as being beneficially owned by Mr. Centella include 35,000 shares issuable upon exercise of options granted under the 2004 Plan.
(7)	The shares identified as being beneficially owned by Mr. Elgin consist of 187,500 shares issuable upon exercise of options granted under the 2004 Plan. Does not include 562,500 shares issuable upon the exercise of options which have been granted under the 2004 Plan but will not vest within 60 days of August 31, 2009.
(8)	The shares identified as being beneficially owned by Mr. Kochanski consist of 62,500 shares issuable upon exercise of options granted under the 2004 Plan. Does not include 212,500 shares issuable upon the exercise of options which have been granted under the 2004 Plan but will not vest within 60 days of August 31, 2009.
(9)	Mr. Mieyal’s address is c/o Wexford Capital LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830. The shares identified as being beneficially owned by Mr. Mieyal consist of 10,000 shares issuable upon exercise of options granted under the 2004 Plan. Does not include 5,000 shares issuable upon the exercise of options which have been granted under the 2004 Plan but will not vest within 60 days of August 31, 2009.
(10)	The shares identified as being beneficially owned by Mr. Scibetta consist of 20,001 shares issuable upon exercise of options granted under the 2004 Plan. Does not include 19,999 shares issuable upon the exercise of options which have been granted under the 2004 Plan but will not vest within 60 days of August 31, 2009.

Other Directors

Class I Directors – Term Expiring 2011

Name	Age (as of 08/31/09)	Director Since	Business Experience For Last Five Years
Arthur H. Amron	52	2007	Arthur H. Amron has served as a director of our company since September 2007. Mr. Amron is a partner of Wexford Capital LP and serves as its General Counsel. Mr. Amron also actively participates in various private equity transactions, particularly in the bankruptcy and restructuring areas, and has served on the boards and creditors’ committees of a number of public and private companies in which Wexford has held investments. From 1991 to 1994, Mr. Amron was an Associate at Schulte Roth & Zabel LLP, specializing in corporate and bankruptcy law, and from 1984 to 1991, Mr. Amron was an Associate at Debevoise & Plimpton LLP specializing in corporate litigation and bankruptcy law. Mr. Amron holds a JD from Harvard University, a BA in political theory from Colgate University and is a member of the New York Bar.
James S. Scibettta	44	2007	James S. Scibetta has served as a director of our company since November 2007 and as Chairman of our Board since September 2008. Since August 2008, Mr. Scibetta has been the Chief Financial Officer of Pacira Pharmaceuticals, Inc. Prior to that, Mr. Scibetta was Chief Financial Officer of Bioenvision, Inc. from December 2006 until its acquisition by Genzyme, Inc. in October 2007. From September 2001 to November 2006, Mr. Scibetta was Executive Vice President and CFO of Merrimack Pharmaceuticals, Inc., and he was a member of

Name	Age (as of 08/31/09)	Director Since	Business Experience For Last Five Years
			the Board of Directors of Merrimack from April 1998 to March 2004. Mr. Scibetta formerly served as a senior investment banker at Shattuck Hammond Partners, LLC and PaineWebber Inc., providing capital acquisition, mergers and acquisitions, and strategic advisory services to healthcare companies. Mr. Scibetta holds a B.S. in Physics from Wake Forest University, and an M.B.A. in Finance from the University of Michigan. He completed executive education studies in the Harvard Business School Leadership & Strategy in Pharmaceuticals and Biotechnology program.
Class III Directors – Term Expiring 2010
Lawrence J. Centella	68	2001	Lawrence J. Centella has served as a director of our company since January 2001. Mr. Centella serves as president of Renal Patient Services, LLC, a company that owns and operates dialysis centers, and has served in such capacity since June 1998. From 1997 to 1998, Mr. Centella served as executive vice president and chief operating officer of Gambro Healthcare, Inc., an integrated dialysis company that manufactured dialysis equipment, supplied dialysis equipment and operated dialysis clinics. From 1993 to 1997, Mr. Centella served as president and chief executive officer of Gambro Healthcare Patient Services, Inc. (formerly REN Corporation). Prior to that, Mr. Centella served as president of COBE Renal Care, Inc., Gambro Hospal, Inc., LADA International, Inc. and Gambro, Inc. Mr. Centella is also the founder of LADA International, Inc. Mr. Centella received a B.S. from DePaul University.

Ernest A. Elgin, III	43	2009	Ernest A. Elgin, III has served as our President and Chief Executive Officer since September 2008 and as a director of our company since August 2009. Prior to joining us, Mr. Elgin served as Vice President of Business Development and Chief Operating Officer of Novaflux Technologies, Inc., a medical technology company engaged in biofilm removal, among other things. Prior to joining Novaflux in September 2004, Mr. Elgin spent four years as Vice President, Healthcare for EHC Group, a New York based consulting organization providing market and business development services for healthcare related organizations. Mr. Elgin has also held product and business development roles with Becton Dickinson, Olympus America, and E-Z-EM, Inc. Mr. Elgin started his career as a Financial Analyst with Salomon Brothers. He earned his B.A. from Queens College and his M.B.A. from Long Island University.

Director Compensation

In fiscal 2008, our directors received a $10,000 annual retainer, $1,200 per meeting for each quarterly Board meeting attended and reimbursement for expenses incurred in connection with serving on our Board of Directors. These fees remain unchanged for 2009. The Chairman of the Board receives an additional $10,000 annual retainer and an additional $300 per quarterly meeting. The chairperson of our Audit Committee is paid an additional $5,000 annual retainer and $500 per meeting for meetings of the Audit Committee, with a maximum of eight meetings per year.

We grant (i) each non-employee director who first joins our Board, immediately upon such director’s joining our Board, options to purchase 20,000 shares of our common stock, and (ii) the Chairman of the Board, immediately upon his or her election as such, options to purchase 20,000 shares of our common stock, in each case in respect of such first year of service at an exercise price per share equal to the fair market value price per share of our common stock on the date of grant. We also grant annually, at the Board meeting that takes place immediately following each annual meeting, to each non-employee director options to purchase 10,000 shares (12,500 shares for the Chairman of the Board) of our common stock at an exercise price per share equal to the fair market value price per share of our common stock on the grant date. These non-employee director options vest in three equal installments on each of the date of grant and the first and second anniversaries thereof. Our executive officers do not receive additional compensation for service as directors if any of them so serve.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2008.

Non-Employee Director Compensation in Fiscal 2008

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total ($)
Arthur H, Amron	$14,800	$3,088	$17,888
Lawrence J. Centella	$14,800	—	$14,800
Paul A. Mieyal	$14,800	$3,088	$17,888
Eric A. Rose, M.D.(3)	$14,800	—	$14,800
James S. Scibetta	$21,800	$3,088	$24,888

(1)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes with respect to the year ended December 31, 2008, in accordance with SFAS 123(R). The assumptions used in the calculation of these amounts for 2008 are included in Note 2 to our audited consolidated financial statements for the year ended December 31, 2008, which are included in our Annual Report on Form 10-K filed with the SEC on March 31, 2009.
(2)	Unless otherwise indicated below, option awards included in this table vest in three equal installments on each of the date of grant and the first and second anniversaries thereof.
(3)	Eric A. Rose, M.D., resigned as a director effective June 22, 2009.

Board of Director Meetings

The business of our company is under the general oversight of the Board of Directors as provided by the laws of Delaware and our bylaws. During the fiscal year ended December 31, 2008, the Board of Directors held seven meetings and took action by unanimous written consent in lieu of a meeting five times. Each person who was a director during 2008 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he served.

Each of our directors is expected to be present at annual meetings of our stockholders absent exigent circumstances that prevents his attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard by, those present at the meeting. In 2008, two of our then six directors attended the annual meeting.

Committees

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees are each governed by a specific charter, each of which is available on our website at www.nephros.com, and all members of these committees are independent directors.

Audit Committee.  The Audit Committee is composed of James S. Scibetta (Chairman) and Lawrence J. Centella, neither of whom are our employees and each of whom have been determined by the Board of Directors to be independent under AMEX listing standards. The purpose of the Audit Committee is to represent the Board and assist the Board in monitoring (i) accounting, auditing, and financial reporting processes, (ii) the integrity of our financial statements, (iii) our internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations, and (iv) the appointment of and evaluating the qualifications and independence of our independent registered public accounting firm. The Audit Committee held four meetings in 2008 and took action by unanimous written consent in lieu of a meeting three times.

The Board of Directors has determined that all Audit Committee members are financially literate under the current listing standards of the AMEX. The Board also determined that Mr. Scibetta qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee.  The Compensation Committee is composed of directors Lawrence J. Centella (Chairman) and James S. Scibetta, neither of whom are our employees. The purpose of the Compensation Committee is to (i) assist the Board in discharging its responsibilities with respect to compensation of our executive officers and directors, (ii) evaluate the performance of our executive officers, (iii) assist the Board in developing succession plans for executive officers, and (iv) administer our stock and incentive compensation plans and recommend changes in such plans to the Board as needed. The Compensation Committee establishes the compensation of senior executives on an annual basis. The Compensation Committee held two meetings in 2008.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee was composed of directors Eric Rose (Chairman) and James S. Scibetta, none of whom are our employees. The purpose of the Nominating and Corporate Governance Committee is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing corporate procedures and policies. The Nominating and Corporate Governance Committee held one meeting in 2008. Dr. Rose resigned as a member of the Board of Directors effective June 22, 2009. His place on the Nominating and Corporate Governance Committee has not yet been filled.

The entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that might occur between annual meetings of the stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates to the entire Board for prospective Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee also considers any qualified candidate for an open board position timely submitted by our stockholders in accordance with our established procedures.

The Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Stockholder recommendations should be submitted to us under the procedures discussed in “Procedures For Security Holder Submission of Nominating Recommendations” which is available on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. Written notice of any nomination must be timely delivered to Nephros, Inc., 41 Grand Avenue, River Edge, New Jersey 07661, Attention: Nominating and Corporate Governance Committee, c/o Chief Financial Officer.

The Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with criteria established by the Committee. When considering a potential non-incumbent candidate, the Nominating and Corporate Governance Committee will factor into its determination the following qualities of a candidate: professional experience, including whether the person is a current or former Chief Executive Officer or Chief Financial Officer of a public company, integrity, professional reputation, independence and ability to represent the best interests of our stockholders.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating non-incumbent candidates for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board and the qualifications of candidates in light of these needs. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates, including members of the Board, our management or a professional search firm. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Executive Officers

The following table sets forth certain information concerning our non-director executive officer as of August 31, 2009:

Name	Age (as of 08/31/09)	Position with Nephros and Business Experience for Last Five Years
Gerald J. Kochanski	56	Gerald J. Kochanski has served as our Chief Financial Officer since April 2008. Prior to joining us, Mr. Kochanski served as the Financial Services Director of Lordi Consulting LLC, a national consulting firm, from February 2007 through February 2008. From October 2004 until December 2006, Mr. Kochanski was the Chief Financial Officer of American Water Enterprises, Inc., a business unit of a privately owned company in the water and wastewater treatment industry. From November 1998 through September 2004, Mr. Kochanski was the Chief Financial Officer of Scanvec Amiable Ltd., a publicly traded provider of software to the signmaking, digital printing and engraving industries. Mr. Kochanski is a Certified Public Accountant and received his B.S. in Accounting and his M.B.A. in Finance from La Salle University, where he has also been an adjunct accounting department faculty member since 1986.

COMPENSATION MATTERS

Summary Compensation Table

The following table sets forth all compensation we paid in the fiscal years ended December 31, 2008 and 2007 to our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total
Norman J. Barta(4) President and Chief Executive Officer	2008	$373,846	$18,000	$93,499	$37,212	$531,820
	2007	$325,625	$128,500	$391,680	$37,991	$883,796
Ernest A. Elgin, III(5) President and Chief Executive Officer	2008	$70,000	$35,000	$14,424	$7,073	$126,497
	2007	—	—	—	—	—
Mark W. Lerner(6) Chief Financial Officer	2008	$113,750	—	—	$1,105	$114,855
	2007	$180,754	—	$45,563	$4,215	$230,532
Gerald J. Kochanski(7) Chief Financial Officer	2008	$138,750	$18,000	$25,169	$19,553	$201,422
	2007	—	—	—	—	—

(1)	The amounts in this column reflect decisions approved by our Compensation Committee and are based on an analysis of the executive’s contribution to Nephros during fiscal 2008.
(2)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 and 2007, in accordance with SFAS 123(R). The assumptions used in the calculation of these amounts for 2008 are included in Note 2 to our audited consolidated financial statements for the year ended December 31, 2008, which are included in our Annual Report on Form 10-K filed with the SEC on March 31, 2009.
(3)	See table below for details on Other Compensation.
(4)	Mr. Barta resigned as President and Chief Executive Officer and as a member of our Board of Directors on September 15, 2008.
(5)	Mr. Elgin became our President and Chief Executed Officer on September 15, 2008.
(6)	Mr. Lerner resigned on April 28, 2008.
(7)	Mr. Kochanski became our Chief Financial Officer as of April 1, 2008.

Other Compensation

Name	Year	Matching 401K Plan Contribution	Health Insurance Paid by Company	Life Insurance Paid by the Company	Fees Paid As Non- Management Directors	Company Paid Transportation Expense	Total Other Compensation
Norman J. Barta	2008	$8,050	$18,682	$8,434	—	$2,046	$37,212
	2007	$9,000	$17,688	$7,353	—	$3,950	$37,991
Ernest A. Elgin, III	2008	—	$6,620	$44	—	$409	$7,073
	2007	—	—	—	—	—	—
Mark W. Lerner	2008	—	—	$82	—	$1,023	$1,105
	2007	—	—	$390	—	$3,825	$4,215
Gerald J. Kochanski	2008	$5,242	$14,011	$300	—	—	$19,553
	2007	—	—	—	—	—	—

Option Holdings and Fiscal Year-End Option Values

The following table shows information concerning unexercised options outstanding as of December 31, 2008 for each of our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ernest A. Elgin, III	—	750,000	$0.42	9/15/18
Gerald J. Kochanski	—	250,000	$0.75	4/01/18
Norman J. Barta(1)	—	—	—	—
Mark W. Lerner(2)	—	—	—	—

(1)	Mr. Barta resigned on September 15, 2008.
(2)	Mr. Lerner resigned on April 28, 2008.

Employment and Change in Control Agreements

We have used employment agreements as a means to attract and retain executive officers. These are more fully discussed below. We believe that these agreements provide our executive officers with the assurance that their employment is a long-term arrangement and provide us with the assurance that the officers’ services will be available to us for the foreseeable future.

Agreement with Mr. Ernest A. Elgin, III

We entered into an employment agreement with Mr. Elgin, dated as of September 15, 2008, having a term of three years. Pursuant to such employment agreement, Mr. Elgin’s initial annual base salary is $240,000. The employment agreement also provides that we shall establish a target discretionary bonus of 30% of Mr. Elgin’s base salary, the amount of which, if any, that Mr. Elgin is awarded will be determined by the Compensation Committee in its sole discretion, based in part on attainment of certain performance objectives to be identified by Mr. Elgin and the Compensation Committee. We agreed to provide Mr. Elgin with a guaranteed bonus of $35,000 for the period from September 15, 2008 through December 31, 2008. Pursuant to the employment agreement, on September 15, 2008, we granted Mr. Elgin an option to purchase 750,000 shares of our common stock under our 2004 Equity Incentive Plan. The option vests in four equal annual installments of 187,500 shares on each of September 15, 2009, September 15, 2010, September 15, 2011 and September 15, 2012, provided that Mr. Elgin remains employed by us at such time, and provided further that all options shall vest and become exercisable in full immediately upon the occurrence of a change in control (as defined in the employment agreement).

Mr. Elgin’s employment agreement provides that, upon termination by us for cause or disability (as such terms are defined in the agreement) or by Mr. Elgin for any reason other than his exercise of the change of control termination option (as defined in the agreement and discussed below) or upon his death, we shall pay him only his accrued but unpaid base salary and bonuses for services rendered through the date of termination, his unvested options shall immediately be cancelled and forfeited and his vested options shall remain exercisable for 90 days after such termination. If we terminate Mr. Elgin’s employment for any other reason or if he terminates his employment pursuant to his change of control termination option, then, provided he continues to abide by certain confidentiality and non-compete provisions of his agreement and executes a release, he shall be entitled to: (1) any earned but unpaid base salary for services rendered through the date of termination; and (2) the continued payment of his base salary for a period of either three months or, if he has been employed under the agreement for at least one year, six months subsequent to the termination date or until the end of the remaining term of the agreement if sooner.

Upon any change of control, Mr. Elgin shall have a period of time in which to discuss, negotiate and confer with any successor entity regarding the terms and conditions of his continued employment. If Mr. Elgin, acting reasonably, is unable to timely reach an agreement through good faith negotiations with such successor, then he may elect to terminate his employment with us and receive the payments described above with respect to such a termination. This election is the change of control termination option.

The agreement defines a “change in control” as (i) the acquisition, directly or indirectly, by any person (as such term is defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), in one transaction or a series of related transactions, of our securities representing 50% or more of the combined voting power of our then outstanding securities if such person or his or its affiliates do not own in excess of 50% of such voting power on the date of the agreement, or (ii) the disposition by us (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of our company).

The agreement defines “cause” as (i) an indictment, conviction, or plea of nolo contendere to, any felony or a misdemeanor involving fraud or dishonesty (whether or not involving us); (ii) engaging in any act which, in each case, subjects, or if generally known would subject, us to public ridicule or embarrassment; (iii) gross neglect or misconduct in the performance of the employee’s duties under the agreement; or (iv) material breach of any provision of the agreement by the employee; provided, however, that with respect to clauses (iii) or (iv), the employee must have received written notice from us setting forth the alleged act or failure to act constituting “cause”, and the employee shall not have cured such act or refusal to act within 10 business days of his actual receipt of notice.

The agreement defines “disability” as our determination that, because of the employee’s incapacity due to physical or mental illness, the employee has failed to perform his duties under the agreement on a full time basis for either (i) 90 days within any 365-day period, or (ii) 60 consecutive days.

Agreement with Mr. Gerald J. Kochanski

Mr. Kochanski began serving as our chief financial officer on April 28, 2008, pursuant to an employment agreement effective as of April 1, 2008. Mr. Kochanski’s initial annual base salary is $185,000. For the first year of Mr. Kochanski’s employment, we paid him a non-accountable commuting allowance of $10,000. In addition, we agreed to pay up to $10,000 of Mr. Kochanski’s moving costs. Mr. Kochanski may be awarded a bonus based on performance. Pursuant to the employment agreement, we granted Mr. Kochanski an option to purchase 250,000 shares of our common stock under our 2004 Equity Incentive Plan. The option vests in four equal annual installments of 62,500 shares on each of March 31, 2009, March 31, 2010, March 31, 2011 and March 31, 2012 provided that he remains employed by us at such time, and provided further that such options shall become exercisable in full immediately upon the occurrence of a change in control (as defined in our 2004 Stock Incentive Plan).

Mr. Kochanski’s agreement provides that upon termination by us for cause or disability (as such terms are defined in the agreement) or by Mr. Kochanski for any reason other than his exercise of the change of control termination option (as defined in the agreement), then we shall pay him only his accrued but unpaid base salary and bonuses for services rendered through the date of termination, his unvested options shall immediately be cancelled and forfeited and his vested options shall remain exercisable for 90 days after such termination. If Mr. Kochanski’s employment is terminated by his death or by his voluntary resignation or retirement other than upon his exercise of the change of control termination option, then we shall pay him his accrued but unpaid base salary for services rendered through the date of termination and any bonuses due and payable through such date of termination and those that become due and payable within 90 days after such date. If we terminate Mr. Kochanski’s employment for any other reason, then, provided he continues to abide by certain confidentiality and non-compete provisions of his agreement and executes a release, he shall be entitled to: (i) any accrued but unpaid base salary for services rendered through the date of termination; and (ii) the continued payment of his base salary, in the amount as of the date of termination, for a period of either three months or, if he has been employed under the agreement for at least one year, six months subsequent to the termination date or until the end of the remaining term of the agreement if sooner.

Upon any sale of all or substantially all of our business or assets, whether direct or indirect, by purchase, merger, consolidation or otherwise, Mr. Kochanski shall have a period of time in which to discuss, negotiate and confer with any successor entity regarding the terms and conditions of his continued employment. If Mr. Kochanski, acting reasonably, is unable to timely reach an agreement through good faith negotiations with such successor, then he may elect to terminate his employment with us and receive the payments and bonuses described above with respect to such a termination. This is the same change in control termination option found in the Elgin employment agreement.

The agreement defines “cause” as (i) conviction of any crime (whether or not involving us) constituting a felony in the jurisdiction involved; (ii) engaging in any act which, in each case, subjects, or if generally known would subject, us to public ridicule or embarrassment; (iii) gross neglect or misconduct in the performance of the employee’s duties under the agreement; or (iv) material breach of any provision of the agreement by the employee; provided, however, that with respect to clauses (iii) or (iv), the employee must have received written notice from us setting forth the alleged act or failure to act constituting “cause”, and the employee shall not have cured such act or refusal to act within 10 business days of his actual receipt of notice.

The agreement defines “disability” as our determination that, because of the employee’s incapacity due to physical or mental illness, the employee has failed to perform his duties under the agreement on a full time basis for either (i) 120 days within any 365-day period, or (ii) 90 consecutive days.

Agreement with Mr. Norman J. Barta

Norman J. Barta previously served as our president and chief executive officer under a written employment agreement with us. In connection with Mr. Barta’s resignation in September 2008, we entered into a Separation Agreement and Release with him, dated as of September 15, 2008, pursuant to which Mr. Barta provided certain transition services to us at his current base salary until October 10, 2008. The separation agreement replaced Mr. Barta’s employment agreement with us and provided, among other things, that he would receive an $18,000 bonus in connection with certain operational milestones that had been met as of the date of the separation agreement, would continue to receive his base salary and certain benefits during the six months immediately following the transition period, and that he will be subject to certain confidentiality, non-competition and proprietary rights restrictions. Pursuant to the separation agreement, we paid Mr. Barta $391,846 in salary and $37,212 in benefits in 2008 and will pay him $100,000 in salary and $5,675 in benefits in 2009. Under the separation agreement, Mr. Barta forfeited options to purchase an aggregate of 347,221 shares. All remaining options held by Mr. Barta were forfeited on December 15, 2008.

Agreement with Mr. Mark W. Lerner

Mr. Lerner, our former chief financial officer, resigned as of April 28, 2008. Mr. Lerner began serving as our chief financial officer on March 6, 2006, pursuant to a letter agreement dated as of March 3, 2006. Mr. Lerner’s initial annual base salary was $175,000. Mr. Lerner also received an option to purchase 40,000 shares of our common stock under our 2004 Equity Incentive Plan. One-quarter of the option vested on the grant date and the remainder of the option were to vest in three equal annual installments of 10,000 shares beginning on the anniversary of the grant date. In addition, Mr. Lerner could be awarded a bonus based on performance. Mr. Lerner’s agreement provided that upon termination by us for cause (as defined in the agreement), death or disability or by his voluntary resignation or retirement, we would pay him only his accrued but unpaid base salary for services rendered through the date of termination. If we terminated Mr. Lerner’s employment for any other reason, then he would be entitled to: (i) any accrued but unpaid base salary for services rendered through the date of termination; and (ii) the continued payment of his base salary, in the amount as of the date of termination, for 90 days subsequent to the termination date. Upon his voluntary resignation pursuant to a separation agreement, we paid Mr. Lerner his then-current base salary for three months following his resignation. Options for an aggregate of 40,000 shares were forfeited on August 28, 2008, and all remaining options held by Mr. Lerner were forfeited on August 28, 2008.

2004 Equity Incentive Plan

The 2004 Plan provides that if there is a change in control, unless the agreement granting an award provides otherwise, all awards under the 2004 Plan will become vested and exercisable as of the effective date of the change in control. As defined in the 2004 Plan, a change in control means the occurrence of any of the following events: (i) any “person,” including a “group,” as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding shares of our common stock; (ii) our complete liquidation; (iii) the sale of all or substantially all of our assets; or (iv) a majority of the members of our Board of Directors are elected to the Board without having previously been nominated and approved by a majority of the members of the Board incumbent on the day immediately preceding such election.

Compensation Committee Interlocks and Insider Participation

Lawrence J. Centella and Paul Mieyal served as members of our Compensation Committee during all of 2008. Neither of these individuals was at any time during 2008 or at any other time an officer or employee of our company. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Certain Transactions and Related Transactions

Eric A. Rose was a member of our Board until June 2009. Dr. Rose is currently on leave from his position as the Chairman of Columbia University’s Department of Surgery. For part of 2007 and 2008, we licensed the right to use approximately 2,788 square feet of office space from the Trustees of Columbia University. The term of the license agreement was for one year through September 30, 2008 at a monthly cost of $13,359.55. Pursuant to this agreement, we could access the internet through the Columbia University Network at a monthly fee of $328.50. We ceased renting this facility as of November 30, 2008.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our consolidated audited financial statements for fiscal 2008 with management. The Audit Committee has discussed with Rothstein Kass & Company, P.C., our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Rothstein Kass & Company, P.C. required by the Public Company Accounting Oversight Board regarding communications with the Audit Committee regarding independence, and has discussed with Rothstein Kass & Company, P.C. its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-K for fiscal 2008.

Submitted by:	The Audit Committee
James S. Scibetta, Chairperson Lawrence J. Centella

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Summary of Auditor Fees and Pre-Approval Policy

Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by Rothstein Kass & Company, P.C. discussed below.

Audit Fees

Fees billed for audit services by Rothstein Kass & Company, P.C. totaled approximately $145,000 and $165,000 for the fiscal years ended December 31, 2008 and 2007, respectively. Such fees include fees associated with the annual audit.

Audit-Related Fees

During the fiscal year ended December 31, 2008, we were billed approximately $5,200 by Rothstein Kass & Company, P.C. for audit-related services in connection with the annual audit, for the reviews of our Form S-3 filings.

During the fiscal year ended December 31, 2007, we were billed approximately $82,000 by Deloitte & Touche LLP for audit-related services in connection with the review of our Schedule 14C and our Quarterly Report on Form 10-QSB for the period ended March 31, 2007. We incurred no billings by Rothstein Kass & Company, P.C. for audit-related services in 2007.

Our Audit Committee has considered whether and determined that the provision of the non-audit services rendered to us during 2008 and 2007 was compatible with maintaining the independence of Rothstein Kass & Company, P.C.

Tax Fees

There were no tax services provided by either Deloitte & Touche LLP or Rothstein Kass & Company, P.C. for the fiscal years ended December 31, 2008 and 2007.

All Other Fees

We did not engage either Deloitte & Touche LLP or Rothstein Kass & Company, P.C. to provide any information technology services or any other services during the fiscal years ended December 31, 2008 and 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2008, except a report for Gerald J. Kochanski due on April 3, 2008 that was filed on January 9, 2009 for the initial beneficial ownership report on his Form 3 and a report for Gerald J. Kochanski due on April 3, 2008 that was filed on January 9, 2009 for the acquisition of an option grant to exercise up to 250,000 shares of common stock on a Form 4.

CORPORATE GOVERNANCE

During the fiscal year ended December 31, 2004, we adopted a Code of Ethics and Business Conduct, amended and restated on April 2, 2007, for our employees, officers and directors that complies with SEC regulations and AMEX listing standards. The Code of Ethics is available free of charge on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. We intend to timely disclose any amendments to, or waivers from, our code of ethics and business conduct that are required to be publicly disclosed pursuant to rules of the SEC and the AMEX by filing such amendment or waiver with the SEC.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

We anticipate holding our 2010 annual meeting in October 2010. Stockholders having proposals that they desire to present at next year’s annual meeting of our stockholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than May 15, 2010. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to August 15, 2010. Proposals should be mailed to the Corporate Secretary, 41 Grand Avenue, River Edge, New Jersey 07661.

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee recommends to the Board the slate of director nominees to be proposed by the Board for election by the stockholders and any director nominees to be elected by the Board to fill interim director vacancies. In addition, this committee addresses general corporate governance matters on behalf of the Board. The committee also reviews the composition and function of the Board as a whole.

The committee considers the following criteria in selecting nominees: personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the communities in which we do business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to our needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election to the Board, the committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills, and contributions that the existing director brings to the board; and independence.

To identify nominees, the committee will rely on personal contacts as well as its knowledge of members of the local communities. We have not previously used an independent search firm to identify nominees.

The committee will consider nominees for the Board of Directors recommended by stockholders. A stockholder may submit a nomination for director by delivering to the Corporate Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of our common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the stockholder making the nomination. There have been no material changes to this process since our 2008 annual meeting.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may communicate with the Board by writing to Ernest A. Elgin, III, our President and Chief Executive Officer, at Nephros, Inc., 41 Grand Avenue, River Edge, New Jersey 07661. Mr. Elgin will relay such communications to the Board of Directors.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

THE BOARD OF DIRECTORS

Dated September 25, 2009

Exhibit A

TEXT OF PROPOSED AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
NEPHROS, INC.

The Corporation’s Fourth Amended and Restated Certificate of Incorporation is hereby amended by deleting the text of Section 2 in its entirety and replacing it with the following:

“Section 2. Capital Stock. The total authorized capital stock of the Corporation shall be: 95,000,000 shares, consisting of:

(i)	90,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”);
(ii)	5,000,000 shares of preferred stock, $.001 par value per share (collectively, the “Undesignated Preferred Stock”). Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series. Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock. Such powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Undesignated Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board may increase or decrease the number of shares of any series of preferred stock, whether or not such preferred stock then constitutes Undesignated Preferred Stock, subsequent to the issuance of shares of that series; provided that any such increase shall be no greater than the total number of authorized shares of Undesignated Preferred Stock at such time, and no such decrease shall result in the number of authorized shares of such series being fewer than the number then outstanding. In case the number of shares of any series of preferred stock, other than Undesignated Preferred Stock, shall be so decreased, the shares constituting such decrease shall become Additional Undesignated Preferred Stock. Any shares of a series of preferred stock, which is designated pursuant to this clause (ii), that were issued but, thereafter, are no longer outstanding shall not resume the status of authorized and unissued shares of such series, but shall instead become authorized and unissued shares of Additional Undesignated Preferred Stock. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Undesignated Preferred Stock may be amended without the consent of the holders of any other series of the Corporation’s preferred stock, or Common Stock.”

A-1

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

NEPHROS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Nephros, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 25, 2009, and hereby appoints Ernest A. Elgin, III and Gerald J. Kochanski each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of Nephros, Inc., to be held on Thursday, October 22, 2009 at 10:00 a.m., Eastern time, at the Crown Plaza Hotel, 401 South Van Brunt Street, Englewood, New Jersey and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE LISTED NOMINEE IN THE ELECTION OF DIRECTORS, (2) FOR THE APPROVAL OF THE AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 65,000,000 TO 95,000,000 SHARES AND TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK FROM 60,000,000 TO 90,000,000 SHARES, (3) THE RATIFICATION OF THE APPOINTMENT OF ROTHSTEIN KASS & COMPANY, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009, AND (4) IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

Such attorney or substitute (if present and acting at said meeting or any adjournment(s) thereof) shall have and may exercise all of the powers of said attorney-in-fact hereunder.

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

Election of Directors.

	FOR	WITHHOLD
1. **The Board of Directors recommends a vote FOR the listed nominee.** Paul A. Mieyal	☐	☐

Issues

In their discretion, the proxies are authorized to vote upon any other matters that properly come before the meeting and at any adjournment(s) thereof.

I plan to attend the meeting in person ☐ I do not plan to attend the meeting in person ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

MARK THIS BOX WITH AN X IF YOU HAVE MADE CHANGES TO YOUR NAME OR ADDRESS DETAILS ABOVE ☐

Authorized signatures – Sign here – This section must be completed for your instructions to be executed.

Signature ____________________ **Signature** ____________________ **Date** __________, **2009.**

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)